Exhibit 10.1

WAIVER AND AMENDMENT NUMBER ONE
TO LOAN AND SECURITY AGREEMENT

This Waiver and Amendment Number One to Loan and Security Agreement (“Amendment”) is entered into as of March 27, 2002, among US SEARCH.COM, INC., a Delaware corporation (“USI”) and PROFESSIONAL RESOURCE SCREENING, INC., a Delaware corporation (“PRSI”), formerly known as US SEARCH SCREENING SERVICES, INC., a Delaware corporation (“Screening”) (each a “Borrower”, and collectively, jointly and severally, the “Borrowers”), on the one hand, and COMERICA BANK — CALIFORNIA, successor by merger to Imperial Bank (“Bank”), on the other hand, and in light of the following:

A.            USI and Bank have previously entered into that certain Loan and Security Agreement, dated as of September 12, 2001 (as amended from time to time, the “Loan Agreement”).

B.            USI, Screening and Bank have previously entered into that certain Forbearance Agreement, dated as of December 24, 2001 (the “Forbearance Agreement”), and that certain Joint and Several Borrower Rider, dated as of December 24, 2001 (the “Rider”), whereby, among other things, Screening became a Borrower under the Loan Agreement.  In connection with the Loan Agreement, the Forbearance Agreement, and the Rider, Borrowers and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, the Forbearance Agreement, and the Rider, are collectively referred to herein as the “Loan Documents”).

C.            Events of Default occurred under the terms of the Loan Documents as a result of:  (i) Borrowers’ failure to comply with Financial Statements, Reports, Certificates covenant set forth in Section 6.2 of the Loan Agreement for the month ending January 31, 2002, failure to comply with such covenant being an Event of Default under Section 8.2 of the Loan Agreement, and (ii) Borrowers’ failure to comply with the Compliance with VISA Merchant Card Services covenants set forth in Section 6.10(a) and Section 6.10(b) of the Loan Agreement for the month ending January 31, 2002, failure to comply with such covenants being an Event of Default under Section 8.2 of the Loan Agreement (collectively, the “Existing Defaults”).

D.            Screening changed its name to PRSI pursuant to that certain Certificate of Amendment of Articles of Incorporation, dated as February 25, 2002.

E.             Borrowers and Bank desire to amend the Loan Agreement and to waive the Existing Defaults in accordance with the terms and conditions contained herein.

NOW, THEREFORE, Borrowers and Bank hereby amend and supplement the Loan Agreement as follows:

1.             DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement unless specifically defined herein.

2.             WAIVER.  Bank hereby waives the Events of Default arising out of the Existing

 Defaults.  This waiver applies only to the Existing Defaults and shall not in any way affect any other obligation, agreement or covenant of Borrowers, or any right or remedy of Bank, under the Loan Agreement, as amended hereby.

3.             AMENDMENTS.

(a)           All references to “US Search Screening Services, Inc., a Delaware corporation” or “Screening” in the Loan Agreement and all other Loan Documents shall be and mean, and shall be revised to say, “Professional Resource Screening Services, Inc., a Delaware corporation”.

(b)           Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.1           Credit Extensions.  Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a)           Revolving Advances.

(i)            Amount.  Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the Committed Revolving Line, and (2) amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable.  Borrower may prepay any Advances without penalty or premium.

(ii)           Form of Request.  Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower’s deposit account.

(b)           Borrowing Base Advances.

(i)            Amount.  If no availability exists under the Committed Revolving Line, then (1) Borrower may request Borrowing Base Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Borrowing Base Line or (B) the Borrowing Base, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Borrowing Base Advances under this Section 2.1(b) shall be immediately due and payable.  Borrower may prepay any Borrowing Base Advances without penalty or premium.

(ii)           Form of Request.  Whenever Borrower desires a Borrowing Base Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Borrowing Base Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Borrowing Base Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Borrowing Base Advances made under this Section 2.1(b) to Borrower’s deposit account.

(c)           Equipment Advances.

(i)            Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an “Equipment Advance” and, collectively, the “Equipment Advances”) to Borrower at any time from the date hereof through the Equipment Advance Availability End Date.  The aggregate outstanding amount of Equipment Advances shall not exceed the Equipment Line.  And Bank may advance up to 30% of the aggregate amount of outstanding Equipment Advances as Software Equipment Advances; provided, however, that each Software Equipment Advance shall be in a minimum amount of $100,000.  Each Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 60 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts, installation expense, and other such soft costs.

(ii)           At the time of each Hardware Advance, the aggregate of the then outstanding principal balance of the Hardware Advances, if any, shall be added to the new Hardware Advance and the total aggregate balance of both shall be payable in equal monthly installments, including all accrued interest thereon, on the last day of each month commencing on the first (1st) full calendar month following the initial advance and each such subsequent advance hereunder and continuing on the last day of each succeeding month until the Equipment Maturity Date, at which time all amounts due in connection with the Hardware Advances made under this Section 2.1(c) and any other amounts due under this Agreement shall be immediately due and payable.

(iii)          Interest on each Software Equipment Advance shall begin to accrue on the funding date of the relevant Software Equipment Advance.  Each Software Equipment Advance shall be payable in eighteen (18) equal monthly principal installments, plus all accrued interest, beginning on the date that is one month after such Software Equipment Advance is funded and continuing on the same day of each subsequent month thereafter (or on the last day of the month if the date of funding was on the 31st day of any month) through the date that is 18 months after such Software Equipment Advance funding date.

(iv)          Equipment Advances may not be prepaid.  Any Equipment Advance or portion thereof, once repaid may not be reborrowed.

(v)           When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one Business Day before the day on which the Equipment Advance is to be made.  Such notice shall be substantially in the form of Exhibit C.  The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

(d)           Letter of Credit.

(i)            Bank issued for the account of Borrower a standby letter of credit (ID No. 569842), with a maturity date of November 30, 2002 (“Letter of Credit”).  On each and every L/C Commitment Reduction Date, Bank shall reduce the L/C Commitment in such amount and the stated amount of the Letter of Credit shall reduce, per the terms of the Letter of Credit, to an amount not greater than the L/C Commitment as reduced and in effect on such date.  Borrower will pay any standard fees that Bank notifies Borrower will be charged for processing the Letter of Credit.

(ii)           Borrower agrees to grant and pledge to Bank a continuing security interest in the Second TCD to secure prompt repayment of the Letter of Credit.  Such security interest shall constitute a valid, first priority security interest in the Second TCD, and will constitute a valid, first priority security interest in accrued interest or proceeds therefrom.  Notwithstanding any termination, Bank’s Lien on the Second TCD shall remain in effect for so long as the Letter of Credit is outstanding.

(c)           Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.2           Overadvances.  If the aggregate amount of the outstanding Advances, Borrowing Base Advances and Equipment Advances exceeds the Maximum Commitment at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

(d)           Section 2.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)           Interest Rates.

(i)            Advances, Borrowing Base Advances, and Letter of Credit.  Except as set forth in Section 2.3(b) the Advances, the Borrowing Base Advances, and any drawn but unreimbursed amounts under the Letter of Credit shall bear interest, on the outstanding daily balance thereof, at a rate equal to 2.50% above the Prime Rate.

(ii)           Equipment Advances.  Except as set forth in Section 2.3(b) the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to 2.75% above the Prime Rate.

(e)           Section 2.3(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c)           Interest on the Advances shall be due and payable on the last calendar day of each month during the term hereof.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts, including Account Number 38–059–297 (such debits are not a setoff), or against the Committed Revolving Line or, if no availability exists under the Committed Revolving Line, then against the Borrowing Base Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.

(f)            Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

5.3           Collateral.  Borrower has good title to the Collateral, free and clear of Liens, except for Permitted Liens.  The Eligible Accounts are bona fide existing obligations.  The property giving rise to such Eligible Accounts has been delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

(g)           Section 6.2 is hereby amended and restated in its entirety to read as follows:

6.2           Financial Statements, Reports, Certificates.  Borrower shall deliver to Bank:  (a) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within 90 days after the end of Borrower’s fiscal year commencing December 31, 2001, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (e) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time, including the minutes from Borrower’s board of directors; and (f) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

(a)           Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(b)           Within 20 days after the last day of each month, and in addition, in connection with each request of a Borrowing Base Advance, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto, together with aged listings of accounts receivable and accounts payable.

(c)           Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral during normal business hours at Borrower’s expense.

(d)           Borrower shall immediately provide Bank with a detailed schedule of all equipment purchases and associated expenses in connection with each Equipment Advance.

(e)           On the fifth (5th) and twentieth (20th) day of every month, Borrower shall deliver to Bank a cash flow report, signed by a Responsible Officer, in form reasonably acceptable to Bank, which cash flow report shall include 3 weeks trailing (actual) cash flow and 6 weeks forward (projected) cash flow.

(f)            On or before November 30, 2002, Borrower shall deliver the Plan Projections to Bank.

(h)           Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.6           Primary Depository; First TCD and Second TCD.

(a)           Borrower shall maintain its primary depository and operating accounts with Bank or Bank’s affiliates.

(b)           Effective March 31, 2002, Borrower shall maintain not less than $1,250,000 of its unrestricted cash and cash equivalents in deposit or investment accounts with Bank or Bank’s Affiliates (subject to control agreements if with Affiliates) at all times.

(c)           Borrower shall maintain the First TCD and Second TCD at Bank, such amount of Second TCD reducing per reduction of the L/C Commitment on the L/C Commitment Reduction Dates.

(i)            Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

6.7           Financial Covenants.  Borrower shall maintain, as of the last day of each calendar month unless stated otherwise:

(a)           Operating Performance.      Actual company revenues of no less than 75% of the Plan Projections effective March 2002, and continuing monthly thereafter;

(b)           Minimum EBITDA.  Effective August 31, 2002, and monthly thereafter, an EBITDA calculated on a two month trailing average of at least $1.00; and

(c)           Debt/Tangible Net Worth Ratio.  Effective March 31, 2002, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.50 to 1.00.

(j)            Section 6.10(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b)           Commencing on or before April 30, 2002, and continuing up to and including April 30, 2003, Borrower shall cause itself to be removed from VISA’s Merchant Chargeback Monitoring Program (the “Program”).

(k)           Section 8 of the Loan Agreement is further amended by adding the following clause (8.10):

8.10         Dissolution of Pequot.          If Pequot Private Equity Fund II, L.P., a Delaware limited partnership (“Pequot”), during the term of this Agreement, unless Bank shall otherwise consent in writing, winds up, dissolves or otherwise terminates its corporate existence, or consolidates with or merges with or into, or sells, loans or otherwise transfers all or substantially all of its assets to, any entity unless: (a) the entity formed by a consolidation with or into which Pequot is merged or the entity that acquires all or substantially all of the assets of Pequot, as the case may be, shall be organized and existing under the laws of the United States or any state thereof; (b) such entity shall expressly assume the obligations of Pequot under that certain Limited Guaranty, dated as of March 29, 2002, executed by Guarantor in favor of Bank (the “Guaranty”), in a written instrument duly authorized, executed and delivered to Bank; and (c) such entity shall have, immediately after the consolidation, merger, transfer or loan, a net worth not less than the net worth of Pequot, and a debt to net worth ratio not greater than that of Pequot, in each case, as determined in accordance with generally accepted accounting principles, and measured with respect to Pequot immediately before the consolidation, merger, transfer or loan.

(l)            Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Borrowing Base” means an amount equal to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

(m)          Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Borrowing Base Advance” or “Borrowing Base Advances” means a cash advance or cash advances under the Borrowing Base Facility.

(n)           Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Borrowing Base Facility” means the facility under which Borrower may request Bank to issue Borrowing Base Advances, as specified in Section 2.3(b) hereof.

(o)           Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Borrowing Base Line” means a Credit Extension of up to $1,000,000.

(p)           The definition of “Committed Revolving Line” in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Committed Revolving Line” means a Credit Extension of up to $2,000,000.

(q)           The definition of “Credit Extension” in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Credit Extension” means each Advance, Borrowing Base Advance, Equipment Advance, issuance of the Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

(r)            Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice.  Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)           Accounts that the account debtor has failed to pay within 90 days of invoice date;

(b)           Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(c)           Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d)           Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e)           Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f)            Accounts with respect to which the account debtor does not have its principal place of business in the United States;

(g)           Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

(h)           Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(i)            Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 20% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(j)            Accounts with respect to any accounts receivables derived from any credit card transactions;

(k)           Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(l)            Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

(s)           Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“First TCD” means that certain $550,000 time certificate of deposit account held by Bank, account number 942750000005786, and any replacement or substitution therefor, and the proceeds of any of the foregoing.

(t)            Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“L/C Commitment” means the amount set forth in the table below opposite the applicable period:

Period	L/C Commitment
04/01/02 — 04/30/02	$666,668
05/01/02 — 05/31/02	$583,335
06/01/02 — 06/30/02	$500,002
07/01/02 — 07/31/02	$416,669
08/01/02 — 08/31/02	$333,336
09/01/02 — 09/30/02	$250,003
10/01/02 — 10/31/02	$166,670
11/01/02 — 11/30/02	$83,337
12/01/02	$0

(u)           Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“L/C Commitment Reduction Date” means the first day of April, May, June, July, August, September, October, and November, 2002.

(v)           The definition of “Letter of Credit Sublimit” in Exhibit A to the Loan Agreement is hereby deleted in its entirety and replaced with the following:

[Intentionally Deleted.]

(w)          Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Maximum Commitment” means a Credit Extension of up to $3,000,000.

(x)            The definition of “Plan Projections” in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Plan Projections” means those certain  projections for the period commencing January 1, 2003 through and including April 30, 2003 set forth in a business plan delivered to Bank.

(y)           The definition of “Revolving Maturity Date” in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Maturity Date” means March 26, 2003.

(z)            Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Tangible Net Worth” means, on any date, the consolidated total assets of Borrower and its Subsidiaries plus Subordinated Debt minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

(aa)         Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Second TCD” means that certain $750,000 time certificate of deposit account held by Bank, account number 942750000006008, and any replacement or substitution therefor, and the proceeds of any of the foregoing.  The Second TCD shall be reduced per reduction of the L/C Commitment on the L/C Commitment Reduction Dates.

(bb)         Exhibit A of the Loan Agreement is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

(cc)         Exhibit D of the Loan Agreement is hereby amended and restated in its entirety to read as attached hereto and incorporated by this reference into the Amendment.

(dd)         A new Exhibit E is hereby added to the Loan Agreement to read as attached hereto and incorporated by this reference into the Amendment.

4.             REPRESENTATIONS AND WARRANTIES.  Borrowers hereby affirm to Bank that all of Borrowers’ representations and warranties set forth in the Loan Agreement are true, complete and accurate in all respects as of the date hereof.

5.             NO DEFAULTS.  Borrowers hereby affirm to Bank that, other than the Existing Defaults, no Event of Default has occurred and is continuing as of the date hereof.

6.             CONDITIONS PRECEDENT.  The effectiveness of this Amendment (including the waiver of the Existing Defaults under Section 2 hereof) is expressly conditioned upon the following:

(a)           Receipt by Bank of a fully earned, non-refundable Amendment Fee of $10,000;

(b)           Receipt by Bank of a warrant to purchase 51,086 shares of USI’s Common Stock at an exercise price per share equal to $0.783 per share, on Bank’s form, with a 7-year maturity, inclusive of certain provisions to include but not be limited to assignability to Bank’s affiliates, antidilution protection and a net exercise provision, and on the same terms as provided to Pequot Private Equity Fund II, L.P., a Delaware limited partnership (“Pequot”) in the last equity round, except that Bank shall have piggyback and S-3 registration rights, duly executed and delivered by USI and Pequot to Bank;

(c)           Receipt by Bank of a limited continuing guaranty of the Obligations of Borrowers to Bank, in a form acceptable to Bank in its sole discretion, duly executed and delivered by Pequot to Bank (the “Guaranty”);

(d)           Receipt by Bank of that certain Certified Certificate of Amendment of Articles of Incorporation, dated as of February 25, 2002, evidencing that Screening changed its name to PRSI;

(e)           Filing of amendments to financing statements as a result of Screening changing its name to PRSI; and

(f)            Receipt by Bank of an executed copy of this Amendment.

7.             COSTS AND EXPENSES.  Borrower shall pay to Bank all of Bank’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment, the Guaranty, and all related documents.

8.             LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9.             COUNTERPARTS; EFFECTIVENESS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMERICA BANK — CALIFORNIA,
successor by merger to Imperial Bank

By:
Title:

US SEARCH.COM, INC.,
a Delaware corporation

By:
Title:

PROFESSIONAL RESOURCE SCREENING, INC., formerly known as US SEARCH SCREENING SERVICES, INC., a Delaware corporation

By:
Title:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:                                                                            COMERICA BANK - CALIFORNIA

FROM:                                                         US SEARCH.COM, INC.

The undersigned authorized officer of US SEARCH.COM, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant		Required	Complies

Monthly financial statements*		Monthly within 30 days	Yes	No
Annual (CPA Audited)		FYE within 120 days	Yes	No
10K and 10Q		(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert		With each Borrowing Base Advance	Yes	No
A/R Audit		Initial and Semi-annual	Yes	No
IP Report		Quarterly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
1.Minimum Liquidity			Yes	No
2.EBITDA Negative Variance			Yes	No
3.Monthly Cash Burn			Yes	No
4.Operating Performance			Yes	No
5.Minimum EBITDA			Yes	No
6.Debt/Tangible Net Worth Ratio			Yes	No

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
		Compliance Status	Yes	No

DATE

*Until Borrower implements CVV-2, Borrower shall include within its monthly financial reporting to Bank, Pequot Capital’s written certification that Borrower is observing a “No Questions Asked” refund policy for billing disputes involving either fraud or customer dissatisfaction.

EXHIBIT E

BORROWING BASE CERTIFICATE

Borrowers:  US SEARCH.COM, INC., and PROFESSIONAL RESOURCE SCREENING, INC.

Lender:  Comerica Bank — California

Commitment Amount:  $1,000,000

ACCOUNTS RECEIVABLE
1. Accounts Receivable Book Value as of		$
2. Additions (please explain on reverse)		$
3. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days from invoice date	$
5. Balance of 25% over 90 day accounts	$
6. Concentration Limits
7. Foreign Accounts	$
8. Governmental Accounts	$
9. Contra Accounts	$
10. Demo Accounts	$
11. Intercompany/Employee Accounts	$
12. Other (please explain on reverse)	$
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14. Eligible Accounts (#3 minus #13)		$
15. LOAN VALUE OF ACCOUNTS ( % of #14)		$

BALANCES
16. Maximum Loan Amount			$1,000,000
17. Total Funds Available [Lesser of #16 or #15]		$
18. Present balance owing on Borrowing Base Line		$
19. RESERVE POSITION (#17 minus #18 and #19)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank - California.

US SEARCH.COM, INC.		PROFESSIONAL RESOURCE
SCREENING, INC.

By:		By:
	Authorized Signer	Authorized Signer